Exhibit 99.2

LOVARRA

FINANCIAL INFORMATION

ITEM 1. Audited Financial Statements of CreateApp (a carve-out of certain operations of Logiq, Inc.)

Report of Independent Registered Public Accounting Firm for the years ended December 31, 2020 and 2019

To the Shareholders and Board of Directors of LOVARRA

Opinion on the Financial Statements

We have audited the accompanying carve-out balance sheets of CreateApp (a carve-out of certain operations of Logiq, Inc.) (the “Business”) as of December 31, 2020 and 2019, the related carve-out statements of operations, changes in parent’s net investment and cash flows for each of the two years in the period ended December 31, 2020 and 2019, and the related notes (Collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Business as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Business’ management. Our responsibility is to express an opinion on the Business’ financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Business in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Impairment of Long-Lived Assets – Refer to Notes 2 and 3 to the financial statements

As disclosed in the financial statements, intangible assets, net was $0.6 million as of December 31, 2020. Impairment is reviewed whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable. As shown in Note 3 to the financial statements, the Business did not recognize any impairment for intangible assets during the year ended December 31, 2020. If an indicator of impairment exists for any software technology, an estimate of the undiscounted future cash flows over the life of the primary asset for each software technology is compared to that long-lived asset’s carrying value.

The determination of whether an impairment indicator has occurred involves the evaluation of subjective factors by management to assess what constitutes an event or change in circumstance that indicates a software technology should be tested for recoverability, and therefore auditing the valuation of intangible assets involved especially subjective judgment.

How the Critical Audit Matter Was Addressed in the Audit:

Subjective auditor judgment was required to evaluate the completeness of management’s assessment as to whether an event or change in circumstance indicates a software technology’s assets should be tested for recoverability. The primary procedures we performed to address this critical audit matter included the following:

We tested the effectiveness of controls over management’s long-lived impairment process, including controls related to determining the completeness of management’s assessment as to which events or changes in circumstance indicates a software technology’s assets should be tested for recoverability.

We evaluated management’s process for determining whether all potential indicators of impairment were appropriately identified, including: comparing the consistency and precision of the methodology used to determine the proper impairment indicators by management to the relevant requirements of generally accepted accounting principles (“GAAP”); considering current technology, economy or other industry changes through review of relevant industry publications, current news publications and Board of Directors’ meeting minutes, in order to evaluate the completeness of events or changes in circumstances identified by management as indicators that the software technology asset should be tested for recoverability.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co.
Hong Kong

April 12, 2022

We have served as Logiq, Inc.’s auditor since 2012

CreateApp (a carve-out of certain operations of Logiq, Inc.)

Carve-Out Balance Sheets

(Audited)

	December 31, 2020	December 31, 2019

ASSETS
Non-current assets
Intangible assets, net	$614,065	$611,598
Amount due from associate	5,673,700	2,825,700
Total non-current assets	6,287,765	3,437,298

Current assets
Cash and cash equivalents	1,984,494	2,358,965
Total current assets	1,984,494	2,358,965
Total assets	$8,272,259	$5,796,263

Parent’s net investment	$8,272,259	$5,796,263

CreateApp (a carve-out of certain operations of Logiq, Inc.)

Carve-Out Statements of Operations

(Audited)

	For the years ended December 31,
	2020	2019

Service Revenue	$22,758,572	$34,648,621
Cost of Service	19,094,090	28,411,869
Gross Profit	3,664,482	6,236,752

Operating Expenses
Depreciation and amortization	113,533	101,933
General and administrative	924,357	1,215,621
Sales and marketing	1,016,625	389,610
Research and development	5,953,913	6,412,998
Total Operating Expenses	8,008,428	8,120,162

(Loss) from Operations and before income tax	(4,343,946)	(1,883,410)

Net (Loss) before income tax	(4,343,946)	(1,883,410)

Income tax	-	-

Net (Loss)	$(4,343,946)	$(1,883,410)

 CreateApp (a carve-out of certain operations of Logiq, Inc.)

Carve-Out Statements of Changes in Parent’s Net Investment

(Audited)

	For the years ended December 31,
	2020	2019

Parent’s net investment, beginning of year	$5,796,263	$2,272,081
Net (Loss)	(4,343,946)	(1,883,410)
Advances from parent	6,819,942	5,407,592
Parent’s net investment, end of year	$8,272,259	$5,796,263

CreateApp (a carve-out of certain operations of Logiq, Inc.)

Carve-Out Statements of Cash Flows

(Audited)

	For the years ended December 31,
	2020	2019

OPERATING ACTIVITIES:
Net (loss)	$(4,343,946)	$(1,883,410)
Adjustments to reconciled net loss to net cash used by operating activities:
Amortization of intangible assets	113,533	101,933
Net cash used in operating activities	(4,230,413)	(1,781,477)

INVESTING ACTIVITIES:
Intangible assets	(116,000)	-
Amount due from associate	(2,848,000)	(1,963,700)
Net cash used in by investing activities	(2,964,000)	(1,963,700)

FINANCING ACTIVITIES:
Advances from parent	6,819,942	5,407,592
Net cash provided by financing activities	6,819,942	5,407,592

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(374,471)	1,662,415

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,358,965	696,550

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,984,494	$2,358,965

Notes to the Audited Financial Statement of CreateApp (a carve-out of certain operations of Logiq, Inc.)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Prior to January 27, 2022, CreateApp (the “Business”) was a business segment of Logiq, Inc., a Delaware corporation (“Logiq”). On December 15, 2021, Logiq entered into various agreements with Lovarra, a Nevada corporation (“Lovarra”) and public reporting subsidiary of Logiq, pursuant to which Logiq agreed to transfer the Business, subject to customary conditions and approvals and completion of requisite financial statement audits (the “Separation”). The Separation was completed on January 27, 2022.

CreateApp is platform that allows small-to-medium sized businesses (“SMBs”) to establish their point-of-presence on the web. It offers solutions that help SMBs to provide access to and reduce transaction friction of e-commerce for their clients globally. The CreateApp platform enables SMBs to create a mobile app for their business without the need of technical knowledge, high investment, or background in IT by utilizing “CreateApp,” which is a platform that is offered as a Platform as a Service (“PaaS”) to its customers.

CreateApp provides its PaaS to SMBs in a wide variety of industry sectors. Management believes that SMBs can increase their sales, reach more customers, and promote their products and services using CreateApp’s affordable and cost-effective solutions. CreateApp recognizes revenue on a pay to use subscription basis when its customers use its PaaS platform to create mobile apps for their business.

Basis of Presentation

The financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Business in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

Parent’s Net Investment

The Business’ equity on the Balance Sheets represents Carve-Out CreateApp’s net investment in the Business and is presented as “Parent’s Net Investment” in lieu of stockholder’s equity.

Carve-Out Assumptions and Allocations

The financial statements have been prepared on a carve out basis to reflect the operations of the CreateApp business segment of Logiq on a stand-alone, going forward basis pursuant to the Separation on January 27, 2022 as described in note 1 above.

The financial statements include an allocation of certain Logiq, Inc. corporate expenses, including administrative expenses. These costs have been allocated on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of expenses, headcount or other systematic measures that reflect utilization of services provided to or benefits received by the Business. Management considers the expense allocation methodology and results to be reasonable for all periods presented. The Business financial position, results of operations, comprehensive earnings and cash flows may not be indicative of the Business’ results had it been a separate standalone entity during the periods presented, nor are the results stated herein indicative of what the Business’ financial position, results of operations, and cash flows may be in the future. Actual costs that would have been incurred if the Business had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recently Adopted Accounting Pronouncements

The Business has implemented all new accounting pronouncements that are in effect and that may impact its condensed financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States. While the disruption is currently expected to be temporary, there is uncertainty around the duration. Therefore, while we expect this matter to negatively impact our business, results of operations, and financial position, the related financial impact cannot be reasonably estimated at this time.

CERTAIN RISKS AND UNCERTAINTIES

The Business relies on cloud-based hosting through a global accredited hosting provider. Management believes that alternate sources are available; however, disruption or termination of this relationship could adversely affect our operating results in the near-term.

INTANGIBLE ASSETS, NET

The Business’ intangible assets consist of software technology, which is amortized using the straight-line method over five years. Amortization expense for the years ended December 31, 2020 and 2019 amounted to $113,533 and $101,933, respectively, which was included in the amortization of intangible assets expense of the accompanying consolidated statements of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

The Business classifies its long-life assets into: (i) computer and office equipment, (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) finite – life only intangible assets.

Long-life assets held and used by the Business are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technology, economy or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Business first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-life asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, relief from royalty income approach, quoted market values and third-party independent appraisals, as considered necessary.

The Business makes various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets. The assumptions and estimates used to determine future values and remaining useful lives of long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as the Company’s business strategy and its forecasts for specific market expansion.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of twelve months or less and are readily convertible to known amounts of cash.

REVENUE RECOGNITION

The Business generates revenue from its PaaS, which provides an infrastructure that allows users to develop their own applications and IT services, which users can access anywhere via a web or desktop browser. It recognizes revenue on a pay-to-use subscription basis when its customers use the platform. For the territories licensed to its distributors and on a white label basis, the Business derives royalty income from the end user use of its platform on a white label basis.

The Business maintains the PaaS software platform at its own cost. Any enhancements and minor customization for its resellers/distributors are not separately billed. Major new proprietary features are billed to the customer separately as development income, while re-usable features are added to the features available to all customers on subsequent releases of the Business’ platform.

COST OF REVENUE

The Business cost of revenue comprises fees from third party cloud-based hosting services.

INCOME TAXES

Historically, the Business’ operations have been included in Logiq’s U.S. federal and state income tax returns and all income taxes have been paid by Logiq. Income tax expense and other income tax related information contained in these combined financial statements are presented on a separate tax return approach. Under this approach, the provision for income taxes represents income tax paid or payable for the current year plus the change in deferred taxes during the year calculated as if the Business was a stand-alone taxpayer filing hypothetical income tax returns. Management believes that the assumptions and estimates used to determine these tax amounts are reasonable. However, the Business’ carved-out financial statements may not necessarily reflect its income tax expense or tax payments in the future, or what tax amounts would have been if the Business had been a stand-alone company during the years presented.

Deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Business’ assets and liabilities at tax rates in effect when such temporary differences are expected to reverse. The Business generally expects to fully utilize its deferred tax assets; however, when necessary, the Business records a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

In determining the need for a valuation allowance or the need for and magnitude of liabilities for uncertain tax positions, the Business makes certain estimates and assumptions. These estimates and assumptions are based on, among other things, knowledge of operations, markets, historical trends and likely future changes and, when appropriate, the opinions of advisors with knowledge and expertise in certain fields. Due to certain risks associated with the Business’ estimates and assumptions, actual results could differ.

The Tax Cuts and Jobs Act (the “Tax Act”), which was enacted in December 2017, decreased the corporate income tax rate from 35.0% to 21.0% beginning on January 1, 2018. The Business’ actual effective tax rate for fiscal 2020 may differ from management’s estimate due to changes in interpretations and assumptions and the excess tax benefits impact of share-based payment awards. See Note 5, Income Taxes for further detail.

NOTE 3 – INTANGIBLE ASSETS, NET

As of December 31, 2020 and 2019, the Business has the following amounts related to intangible assets:

	December 31, 2020	December 31, 2019

Cost as of year beginning	$1,769,330	$1,769,330
Additions	$116,000	$-
Cost as of year ended	$1,885,330	$1,769,330

Amortization
Brought forward as of year beginning	$1,157,732	$1,055,799
Charge for the year	$113,533	$101,933
Accumulated depreciation as of year ended	$1,271,265	$1,157,732

Net intangible assets as of year ended	$614,065	$611,598

Amortization expenses related to intangible assets for the years ended December 31, 2020 and 2019 amounted to $113,533 and $101,933, respectively.

No significant residual value is estimated for these intangible assets.

The estimated future amortization expense of intangible costs as of December 31, 2020 in the following fiscal years is as follows:

2021	$125,132
2022	125,132
2023	125,132
2024	125,132
2025	113,537
$614,065

NOTE 4 – AMOUNT DUE FROM ASSOCIATE

On April 23, 2018, Logiq participated in the incorporation of a company in Indonesia, PT Weyland Indonesia Perkasa (“WIP’), an Indonesian limited liability company of which Logiq held a 49% equity interest with the option to purchase an additional 31% equity interest at a later date. In April 2019, Logiq completed the distribution as a dividend in specie, to Logiq’s shareholders of record at October 12, 2018 of its 49% equity interest in WIP to Weyland AtoZPay Inc. and now holds an equitable interest of 31% in WIP.

The results of operations under brand name Paylogiq/Gologiq of WIP from April 23, 2018 to September 30, 2020 has not been included as the amount had been fully impaired.

Logiq held an 31% unexercised option in WIP as at December 31, 2018. Due to the continuing legal restructuring in Indonesia, all the conditions precedent had not been satisfied and the 31% option had not been exercised as December 31, 2020.

Logiq is in the process of increasing its equity interest in WIP to 51% in order to consolidate the financial results of WIP on a going-forward basis.

NOTE 5 – INCOME TAX

The United States of America

CreateApp is subject to Delaware state taxes due to the fact that Logiq is incorporated in the State of Delaware in the U.S., and is also subject to a gradual U.S. federal corporate income tax of 21%. The Business generated no taxable income for the year ended December 31, 2020 and 2019, and which is subject to U.S. federal corporate income tax rate of 21% and 21%, respectively.

	As of December 31, 2020	As of December 31, 2019
U.S. statutory tax rate	21.00%	21.00%
Effective tax rate	21.00%	21.00%

As of December 31, 2020, the Business does not have any deferred tax asset.

NOTE 6 – SUBSEQUENT EVENTS

On December 15, 2021, Logiq entered into various agreements with Lovarra, a Nevada corporation (“Lovarra”) and public reporting subsidiary of Logiq, including a Separation Agreement, Master Distribution Agreement, Tax Sharing Agreement and Transition Services Agreement, pursuant to which (amongst other things) Logiq agreed to transfer CreateApp to Lovarra, subject to customary conditions and approvals and completion of requisite financial statement audits (the “Separation”).

On January 27, 2022, Logiq and Lovarra announced the closing of the Separation, pursuant to which Logiq sold and transferred CreateApp to Lovarra exchange for 26,350,756 common shares of Lovarra. As a result of such acquisition, Lovarra has acquired marketable assets and initiated operations related to the development and sale of the CreateApp platform and all of the CreateApp assets.

Included in the acquired marketable assets and initiated operations of CreateApp, is an Amount due from associate, PT Weyland Indonesia Perkasa (“WIP”) of $5,673,700 and $2,825,700 at December 31, 2020 and 2019, as shown in Note 4 above.

This amount represents CreateApp’s investment in the proprietary software platform of WIP, AtoZ PAY, and will be reclassified by Lovarra as its acquired intangible assets at September 30, 2021. The valuation for this is supported by an independent valuation by CBI on March 14, 2022 in the amount of $31,500,000 on a willing buyer and willing seller basis.

ITEM 2A. Unaudited Pro Forma Combined Financial Statement of Lovarra and CreateApp Stand Alone

The unaudited pro forma combined balance sheet as of September 30, 2021 is presented as if the proposed acquisition had occurred as of September 30, 2021. The unaudited pro forma combined financial statements of Lovarra. (“Lovarra”) and CreateApp (also known as “APPLogiq”) have been adjusted to reflect certain reclassifications in order to conform CreateApp historical financial statement presentation to Lovarra’s financial statement presentation for the combined company.

The unaudited pro forma combined condensed financial statements give effect to the acquisition under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, which we refer to as ASC 805, with Lovarra treated as the acquirer. As of the date of this document, Lovarra has not identified all adjustments necessary to conform CreateApp’s accounting policies to Lovarra’s accounting policies. A final determination of the estimated fair value of CreateApp’s assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of CreateApp that exist as of the closing date of the acquisition and, therefore, cannot be made prior to the completion of the acquisition. In addition, the value of the consideration was determined based on the closing price per share of Logiq common stock on the closing date of the acquisition of 26,350,756 shares. The preliminary pro forma adjustments have been made solely for the purpose of presenting the unaudited pro forma combined financial statements.

Assumptions and estimates underlying the unaudited adjustments to the pro forma combined financial statements are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined financial statements. The historical consolidated financial statements have been adjusted in the unaudited pro forma combined condensed consolidated financial statements to give effect to pro forma events that are: (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results of Lovarra and CreateApp following the acquisition.

In connection with the plan to integrate the operations of Lovarra and CreateApp, Lovarra anticipates that non-recurring charges, such as costs associated with systems implementation, relocation expenses, severance and other costs related to closing the transaction, will be incurred. Lovarra is not able to determine the timing, nature and amount of these charges as of the date of this document. However, these charges could affect the combined results of operations of Logiq and CreateApp, as well as those of the combined company following the acquisition, in the period in which they are recorded. The unaudited pro forma combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma combined condensed consolidated financial statements were prepared. Additionally, these adjustments do not give effect to any synergies that may be realized as a result of the acquisition, nor do they give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisitions had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments represent Lovarra’s management’s best estimate and are based upon currently available information and certain assumptions that Lovarra believes are reasonable under the circumstances. The final valuation may materially change the allocation of the purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information. Refer to footnote to the unaudited pro forma combined financial information for more information on the basis of preparation.

Lovarra and CreateApp Stand Alone

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2021

	Historical Lovarra	Historical CreateApp Stand Alone	Pro Forma Adjustments	Pro Forma Amounts

ASSETS
Non-current assets
Intangible assets, net	$-	$7,472,915	$-	$7,472,915
Total non-current assets	-	7,472,915	-	7,472,915

Current assets
Amount due from associate	-	-	-	-
Prepayment, deposit and other receivables	350	-	-	350
Cash and cash equivalents	-	1,400,833	-	1,400,833
Total current assets	350	1,400,833	-	1,401,183
Total assets	$350	$8,873,748	$-	$8,874,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	1,500	-	-	1,500
Amount due to related parties	22,493	-	-	22,493
Total current liabilities	23,993	-	-	23,993

Total liabilities	$23,993	$-	$-	$23,993

Parent’s (liability) net investment	(23,643)	8,873,748	-	8,850,105

Total liabilities and Parent’s net investment	$350	$8,873,748	$-	$8,874,098

Lovarra and CreateApp Stand Alone

Unaudited Pro Forma Combined Statements of Operations

For the nine months ended September 30, 2021

	Historical Lovarra	Historical CreateApp Stand Alone	Pro Forma Adjustments	Pro Forma Amounts

Service Revenue	$-	$8,134,352	$-	$8,134,352
Cost of Service	-	5,595,014	-	5,595,014
Gross Profit	-	2,539,338	-	2,539,338

Operating Expenses
Depreciation and amortization	-	93,850	-	93,850
General and administrative	8,800	747,043	-	755,843
Sales and marketing	-	122,300	-	122,300
Research and development	-	3,449,720	-	3,449,720
Total Operating Expenses	8,800	4,412,913	-	4,421,713

(Loss) from Operations and before income tax	(8,800)	(1,873,575)	-	(1,882,375)

Income tax	-	-	-	-

Net (Loss)	$(8,800)	$(1,873,575)	$-	$(1,882,375)

Net (Loss) per shares, basic and diluted	$(0.002)			$(0.328)
Weighted-average shares outstanding, basic and diluted	5,731,000			5,731,000

Lovarra and CreateApp Stand Alone

Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2020

	Historical Lovarra	Historical CreateApp Stand Alone	Pro Forma Adjustments	Pro Forma Amounts

Service Revenue	$22,758,572	$-	$-	$22,758,572
Cost of Service	19,094,090	-	-	19,094,090
Gross Profit	3,664,482	-	-	3,664,482

Operating Expenses
Depreciation and amortization	113,533	-	-	113,533
General and administrative	924,357	26,022	-	950,379
Sales and marketing	1,016,625	-	-	1,016,625
Research and development	5,953,913	-	-	5,953,913
Total Operating Expenses	8,008,428	26,022	-	8,034,450

(Loss) from Operations and before income tax	(4,343,946)	(26,022)	-	(4,369,968)

Income tax	-	-	-	-

Net (Loss)	$(4,343,946)	$(26,022)	$-	$(4,369,968)

Net (Loss) per shares, basic and diluted	$(0.899)			$(0.904)
Weighted-average shares outstanding, basic and diluted	4,832,975			4,832,975

Notes to the Unaudited Pro Forma Combined Financial Statements for Lovarra and CreateApp Stand Alone

1. Basis of Presentation

The unaudited pro forma combined condensed consolidated financial statements are prepared under the acquisition accounting method in accordance with ASC 805, with Lovarra treated as the acquirer. Under the acquisition accounting method, the total estimated purchase price allocation is calculated as described in Note 4. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates, and these estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. The final amounts recorded for the acquisition may differ materially from the information presented herein.

The unaudited pro forma combined condensed consolidated financial statements were prepared in accordance with GAAP, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the acquisition and adjustments described in these Notes to the unaudited pro forma combined condensed consolidated financial statements. The unaudited pro forma combined condensed consolidated balance sheet is presented as if the acquisition had occurred on September 30, 2021; and the unaudited pro forma combined condensed consolidated statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are presented as if the acquisition had occurred on January 27, 2022.

Certain reclassifications have been made relative to CreateApp’s historical financial statements to conform to the financial statement presentation of Lovarra. Such reclassifications are described in further detail in Note 5 to the unaudited pro forma combined financial statements.

2. Accounting Policies

As a result of the continuing review of CreateApp’s accounting policies, Lovarra may identify differences between the accounting policies of the two businesses that, when conformed, could have a material impact on the combined financial statements. The unaudited pro forma combined condensed consolidated financial statements do not assume any differences in accounting policies other than the allocation of certain expenses allocated from parent company in CreateApp’s operating expenses (see Note 5).

3. Preliminary Purchase Price Consideration

Subject to the terms and conditions of the acquisition agreement, Lovarra will issue 26,350,756 common shares to seller at a price per share of $1.195411, which was its price per share at the time of closing the acquisition.

The requirement to determine the final purchase price using the number of Lovarra shares to be issued as part of the closing and the closing price of Lovarra’s common stock as of the closing date could result in a total purchase price different from the price assumed in these unaudited pro forma combined condensed consolidated financial statements, and that difference may be material. Therefore, the estimated consideration expected to be transferred reflected in these unaudited pro forma combined condensed consolidated financial statements does not purport to represent what the actual consideration transferred will be when the acquisition is completed.

For purposes of these unaudited pro forma combined financial statements, the estimated purchase price has been allocated among CreateApp’s tangible and intangible assets and liabilities assumed based on their estimated fair value as of September 30, 2021. The final determination of the allocation of the purchase price will be based on the estimated fair value of such assets and assumed liabilities as of the date of closing of the acquisition. Such final determination of the purchase price allocation may be significantly different from the preliminary estimates used in these unaudited pro forma combined financial statements.

4. Preliminary Estimated Purchase Price Allocation

The following allocation of the preliminary estimated purchase price assumes, with the exception of goodwill and other identifiable intangible assets, carrying values approximate estimated fair value. The calculation of the purchase price consideration to acquire CreateApp is as follows:

The total number of Lovarra common stock to be issued	26,350,756
Estimated Lovarra common stock price at closing (included par value $0.01)	$1.195411
Total purchase price consideration	$31,500,000

Based upon these assumptions, the total purchase price consideration was allocated to CreateApp’s assets and assumed liabilities, as of September 30, 2021, as follows:

Estimated Fair Value
Cash and cash equivalents	$1,400,833
Accounts receivable, net	-
Prepaid expenses and other current assets	–
Total current assets	1,400,833

Identifiable intangible assets, net	30,099,167
Goodwill	-
Total Assets Acquired	30,099,167

Net Assets Acquired	31,500,000

Total Estimated Purchase Price	$31,500,000

The preliminary amounts assigned to identifiable intangible assets and estimated weighted average useful lives are as follows:

	Range of Useful Life (in years)	Estimated Fair Value as of September 30, 2021
Software	5	$30,099,167
Identifiable intangible assets, net		$30,099,167

The identifiable intangible assets are amortized using a straight-line method.

The final determination of the purchase price allocation will be based on the actual net tangible and intangible assets of CreateApp that will exist on the date of the acquisition and completion of the valuation of the fair value of such net assets. Lovarra anticipates that the ultimate purchase price allocation of balance sheet accounts such as current assets and assumed liabilities, property and equipment, intangible assets and long-term assets and assumed liabilities will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the acquired assets and assumed liabilities will be recorded as adjustments to those assets and liabilities.

5. Preliminary Pro Forma Financial Statement Adjustments

There are no Pro Forma Adjustments.

6. Pro Forma Combined Net Income (Loss) per Share

The pro forma basic and diluted net income (loss) per share presented in the unaudited pro forma combined condensed consolidated statements of operations is computed based on the weighted-average number of shares outstanding:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020

Pro Forma net loss available to common stockholders, as combined	$(1,882,375)	$(4,369,968)
Lovarra’s weighted-average shares, Basic and Diluted	5,731,000	4,832,975
Shares expected to be issued upon acquisition of CreateApp	26,350,756	26,350,756
Pro Forma weighted-average shares, Basic and Diluted	32,081,756	31,183,731
Pro Forma net (loss) per share, Basic and Diluted	$(0.0587)	$(0.1401)

ITEM 2B. Unaudited Financial Statement of CreateApp (a carve-out of certain operations of Logiq, Inc.)

The unaudited balance sheet as of September 30, 2021 of CreateApp is presented as if the proposed acquisition by Lovarra from Logiq, Inc. (“Logiq”) had occurred as of September 30, 2021.

The financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Business in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

Carve-Out Assumptions and Allocations

The financial statements have been prepared on a carve out basis to reflect the operations of the CreateApp business segment of Logiq on a stand-alone, going forward basis pursuant to the Separation on January 27, 2022 as described in note 1 below.

The financial statements include an allocation of certain Logiq corporate expenses, including administrative expenses. These costs have been allocated on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of expenses, headcount or other systematic measures that reflect utilization of services provided to or benefits received by the Business. Management considers the expense allocation methodology and results to be reasonable for all periods presented. The Business’ financial position, results of operations, comprehensive earnings and cash flows may not be indicative of its results had it been a separate standalone entity during the periods presented, nor are the results stated herein indicative of what the Business’ financial position, results of operations, comprehensive earnings, and cash flows may be in the future. Actual costs that would have been incurred if the Business had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas.

CreateApp (a carve-out of certain operations of Logiq, Inc.)

Carve-Out Balance Sheets

	September 30, 2021	December 31, 2020
	Unaudited	Audited
ASSETS
Non-current assets
Intangible assets, net	$7,472,915	$614,065
Total non-current assets	7,472,915	614,065

Current assets
Amount due from associate	-	5,673,700
Cash and cash equivalents	1,400,833	1,984,494
Total current assets	1,400,833	7,658,194
Total assets	$8,873,748	$8,272,259

Shareholders’ equity	$8,873,748	$8,272,259

CreateApp (a carve-out of certain operations of Logiq, Inc.)

Carve-Out Statements of Operations

	For the nine months ended September 30,
	2021	2020
	Unaudited	Unaudited

Service Revenue	$8,134,352	$20,645,584
Cost of Service	5,595,014	17,513,193
Gross Profit	2,539,338	3,132,391

Operating Expenses
Depreciation and amortization	93,850	82,250
General and administrative	747,043	541,134
Sales and marketing	122,300	459,000
Research and development	3,449,720	3,498,500
Total Operating Expenses	4,412,913	4,580,884

(Loss) from Operations and before income tax	(1,873,575)	(1,448,493)

Income tax	-	-

Net (Loss)	$(1,873,575)	$(1,448,493)

CreateApp (a carve-out of certain operations of Logiq, Inc.)

Carve-Out Statements of Changes in Shareholders’ Equity

	For the nine months ended September 30,
	2021	2020
	Unaudited	Unaudited

Common stock	$-	$-
Additional paid-in capital	10,747,323	10,919,945
Net loss for the period	(1,873,575)	(1,448,493)
Shareholders' equity	$8,873,748	$9,471,452

CreateApp (a carve-out of certain operations of Logiq, Inc.)

Carve-Out Statements of Cash Flows

	For the nine months ended September 30,
	2021	2020
	Unaudited	Unaudited
OPERATING ACTIVITIES:
Net loss	$(1,873,575)	$(1,448,493)
Adjustments to reconciled net loss to net cash used by operating activities:
Amortization of intangible assets	93,850	82,250
Net cash used in operating activities	(1,779,725)	(1,366,243)

INVESTING ACTIVITIES:
Intangible assets	-	(116,000)
Amount due from associate	(1,279,000)	(2,198,000)
Net cash used in by investing activities	(1,279,000)	(2,314,000)

FINANCING ACTIVITIES:
Advances from parent	2,475,064	5,123,682
Net cash provided by financing activities	2,475,064	5,123,682

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(583,661)	1,443,439

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,984,494	2,358,965

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,400,833	$3,802,404

MATERIAL NON-CASH TRANSACTIONS
Reclassification of amount due from associate to intangible asset	$6,952,700	$-

Notes to the Financial Statement for CreateApp Stand Alone

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

Prior to January 27, 2022, CreateApp (the “Business”) was a business segment of Logiq, Inc., a Delaware corporation (“Logiq”). On December 15, 2021, Logiq entered into various agreements with Lovarra, a Nevada corporation (“Lovarra”) and public reporting subsidiary of Logiq, pursuant to which Logiq agreed to transfer the Business, subject to customary conditions and approvals and completion of requisite financial statement audits (the “Separation”). The Separation was completed on January 27, 2022.

CreateApp is platform that allows small-to-medium sized businesses (“SMBs”) to establish their point-of-presence on the web. It offers solutions that help SMBs to provide access to and reduce transaction friction of e-commerce for their clients globally. The CreateApp platform enables SMBs to create a mobile app for their business without the need of technical knowledge, high investment, or background in IT by utilizing “CreateApp,” which is a platform that is offered as a Platform as a Service (“PaaS”) to its customers.

CreateApp provides its PaaS to SMBs in a wide variety of industry sectors. Management believes that SMBs can increase their sales, reach more customers, and promote their products and services using CreateApp’s affordable and cost-effective solutions. CreateApp recognizes revenue on a pay to use subscription basis when its customers use its PaaS platform to create mobile apps for their business.

CreateApp provides its PaaS to SMBs in a wide variety of industry sectors. Management believes that SMBs can increase their sales, reach more customers, and promote their products and services using CreateApp’s affordable and cost-effective solutions. CreateApp recognizes revenue on a pay to use subscription basis when its customers use its PaaS platform to create mobile apps for their business.

Basis of Presentation

The financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Business in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

Carve-Out Assumptions and Allocations

The financial statements have been prepared on a carve out basis to reflect the operations of the CreateApp business segment of Logiq on a stand-alone, going forward basis pursuant to the Separation on January 27, 2022 as described in note 1 above.

The financial statements include an allocation of certain Logiq corporate expenses, including administrative expenses. These costs have been allocated on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of expenses, headcount or other systematic measures that reflect utilization of services provided to or benefits received by the Business. Management considers the expense allocation methodology and results to be reasonable for all periods presented. The Business’ financial position, results of operations, comprehensive earnings and cash flows may not be indicative of its results had it been a separate standalone entity during the periods presented, nor are the results stated herein indicative of what the Business’ financial position, results of operations, comprehensive earnings, and cash flows may be in the future. Actual costs that would have been incurred if the Business had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recently Adopted Accounting Pronouncements

The Business has implemented all new accounting pronouncements that are in effect and that may impact its condensed financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

COVID-19

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States. While the disruption is currently expected to be temporary, there is uncertainty around the duration. Therefore, while we expect this matter to negatively impact our business, results of operations, and financial position, the related financial impact cannot be reasonably estimated at this time.

CERTAIN RISKS AND UNCERTAINTIES

The Business relies on cloud-based hosting through a global accredited hosting provider. Management believes that alternate sources are available; however, disruption or termination of this relationship could adversely affect our operating results in the near-term.

INTANGIBLE ASSETS, NET

The Business’ intangible assets consist of software technology, which is amortized using the straight-line method over five years. Amortization expense for the nine months ended September 30, 2021 and twelve months ended December 31, 2020 amounted to $93,850 and $113,533, respectively, which was included in the amortization of intangible assets expense of the accompanying consolidated statements of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

The Business classifies its long-life assets into: (i) computer and office equipment, (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) finite – life intangible assets.

Long-life assets held and used by the Business are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technology, economy or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Business first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-life asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, relief from royalty income approach, quoted market values and third-party independent appraisals, as considered necessary.

The Business makes various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets. The assumptions and estimates used to determine future values and remaining useful lives of long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as the Business’ business strategy and its forecasts for specific market expansion.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of twelve months or less and are readily convertible to known amounts of cash.

REVENUE RECOGNITION

The Business generates revenue from its PaaS, which provides an infrastructure to allow users to develop their own applications and IT services, which users can access anywhere via a web or desktop browser. It recognizes revenue on a pay-to-use subscription basis when its customers use the platform. For the territories licensed to its distributors and on a white label basis, the Business derives royalty income from the end user use of its platform on a white label basis.

The Business maintains the PaaS software platform at its own cost. Any enhancements and minor customization for our resellers/distributors are not separately billed. Major new proprietary features are billed to the customer separately as development income while re-usable features are added to the features available to all customers on subsequent releases of our platform.

COST OF REVENUE

The Business’ cost of revenue comprises fees from third party cloud-based hosting services.

INCOME TAXES

Historically, the Business’s operations have been included in the Logiq’s U.S. federal and state income tax returns and all income taxes have been paid by the Logiq. Income tax expense and other income tax related information contained in these financial statements are presented on a separate tax return approach. Under this approach, the provision for income taxes represents income tax paid or payable for the current year plus the change in deferred taxes during the year calculated as if the Business was a stand-alone taxpayer filing hypothetical income tax returns. Management believes that the assumptions and estimates used to determine these tax amounts are reasonable. However, the Business’ carved-out financial statements may not necessarily reflect its income tax expense or tax payments in the future, or what tax amounts would have been if the Business had been a stand-alone company during the years presented.

Deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Business’ assets and liabilities at tax rates in effect when such temporary differences are expected to reverse. The Business generally expects to fully utilize its deferred tax assets; however, when necessary, the Business records a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.

In determining the need for a valuation allowance or the need for and magnitude of liabilities for uncertain tax positions, the Business makes certain estimates and assumptions. These estimates and assumptions are based on, among other things, knowledge of operations, markets, historical trends and likely future changes and, when appropriate, the opinions of advisors with knowledge and expertise in certain fields. Due to certain risks associated with the Company’s estimates and assumptions, actual results could differ.

The Tax Cuts and Jobs Act (the Tax Act), which was enacted in December 2017 decreased the corporate income tax rate from 35.0% to 21.0% beginning on January 1, 2018. The Business’ actual effective tax rate for fiscal 2020 may differ from management’s estimate due to changes in interpretations and assumptions and the excess tax benefits impact of share-based payment awards. See Note 5, Income Taxes for further detail.

NOTE 3 – INTANGIBLE ASSETS, NET

For the nine months ended September 30, 2021 and twelve months ended December 31, 2020, the Company’s business segment CreateApp has the following amounts related to intangible assets:

	Nine months ended September 30, 2021	Twelve months ended December 31, 2020
	(unaudited)	(audited)
Cost as of period beginning	$1,885,330	$1,769,330
Additions	$-	$116,000
Reclassification from amount due from associates	$6,952,700	$-
Cost as of period ended	$8,838,030	$1,885,330

Amortization
Brought forward as of period beginning	$1,271,265	$1,157,732
Charge for the period	$93,850	$113,533
Accumulated depreciation as of period ended	$1,365,115	$1,271,265

Net intangible assets as of period ended	$7,472,915	$614,065

Amortization expenses related to intangible assets for the nine months ended September 30, 2021 and twelve months ended December 31, 2020 amounted to $93,850 and $113,533, respectively.

No significant residual value is estimated for these intangible assets.

The estimated future amortization expense of intangible costs as of September 30, 2021 in the following fiscal years is as follows:

2021 remaining	$31,282
2022	1,515,672
2023	1,515,672
2024	1,515,672
2025 and thereafter	2,894,617
$7,472,915

NOTE 4 – RECLASSIFICATION FROM AMOUNT DUE FROM ASSOCIATES

On January 27, 2022, the Lovarra announced the closing of the Separation Agreement with Logiq Inc, to effect the acquisition of Logiq’s AppLogiq platform and all of the AppLogiq assets. As a result of such acquisition, Lovarra has acquired marketable assets and initiated operations related to the development and sale of the AppLogiq platform and all of the AppLogiq assets. At the closing of this transaction, Lovarra will acquire marketable asset and initiated operations of AppLogiq, Amount due from associate, PT Weyland Indonesia Perkasa (“WIP’) of $6,952,700 and $5,673,700 at September 30, 2021 and December 31, 2020.

This amount represents CreateApp’s investment in the proprietary software platform of WIP, AtoZ PAY, and will be reclassified by Lovarra as its acquired intangible assets at September 30, 2021. The valuation for this is supported by an independent valuation by CBI on March 14, 2022 in the amount of $31,500,000 on a willing buyer and willing seller basis.

NOTE 5 – INCOME TAX

The United States of America

CreateApp is subject to Delaware state taxes due to the fact that Logiq is incorporated in the State of Delaware in the U.S., and is also subject to a gradual U.S. federal corporate income tax of 21%. The Business generated no taxable income for the nine months ended September 30, 2021 and twelve months ended December 31, 2020, and which is subject to U.S. federal corporate income tax rate of 21% and 21%, respectively.

	As of September 30, 2021	As of December 31, 2020
U.S. statutory tax rate	21.00%	21.00%
Effective tax rate	21.00%	21.00%

As of September 30, 2021, the Business does not have any deferred tax asset.

NOTE 6 – SUBSEQUENT EVENTS

On December 15, 2021, Logiq entered into various agreements with Lovarra, a Nevada corporation (“Lovarra”) and public reporting subsidiary of Logiq, including a Separation Agreement, Master Distribution Agreement, Tax Sharing Agreement and Transition Services Agreement, pursuant to which (amongst other things) Logiq agreed to transfer CreateApp to Lovarra, subject to customary conditions and approvals and completion of requisite financial statement audits (the “Separation”). On January 27, 2022, Logiq and Lovarra announced the closing of the Separation, pursuant to which Logiq sold and transferred CreateApp to Lovarra exchange for 26,350,756 common shares of Lovarra. As a result of such acquisition, Lovarra has acquired marketable assets and initiated operations related to the development and sale of the CreateApp platform and all of the CreateApp assets.

Included in the acquired marketable assets and initiated operations of CreateApp, is an Amount due from associate, PT Weyland Indonesia Perkasa (“WIP”) of $5,673,700 and $2,825,700 at December 31, 2020 and 2019, as shown in Note 4 above.

This amount represents CreateApp’s investment in the proprietary software platform of WIP, AtoZ PAY (aka PAYLogiq), and will be reclassified by Lovarra as its acquired intangible assets at September 30, 2021. The valuation for this is supported by an independent valuation by CBI on March 14, 2022 in the amount of $31,500,000 on a willing buyer and willing seller basis.